Exhibit 2.4

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 29, 2023.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 6:00 P.M. (EASTERN TIME) ON FEBRUARY 28, 2028 AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANT TO PURCHASE COMMON SHARES

Company:	Greenbrook TMS Inc., a corporation incorporated under the laws of the Province of Ontario
Number of Warrants:

135,870 Warrants (as such number may be adjusted from time to time in accordance with the provisions of this Warrant). Each whole Warrant shall entitle the Holder thereof to purchase one Common Share at a price per Common Share equal to the Warrant Price.

Class of Shares:	Common Shares
Warrant Price:	US$1.84
Issue Date:	February 28, 2023
Expiration Date:	February 28, 2028

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, GREYBROOK HEALTH INC. (“Greybrook” and, together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, the “Holder”) is entitled to purchase the number of fully paid and non-assessable common shares (the “Shares”) of the above-stated class of shares (the “Class”) of Greenbrook TMS Inc. (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1.EXERCISE

1.1Method of Exercise. The Holder may at any time and from time to time on or before the Expiration Date exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless the Holder is exercising this Warrant pursuant to a cashless exercise in accordance with Section 1.2, a cheque, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, the Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =the number of Shares to be issued to the Holder;

Y =the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =the Warrant Price.

1.3Fair Market Value. For purposes of this Warrant, “Fair Market Value” shall mean the following: If the Company’s Shares are then traded on the Toronto Stock Exchange (the “TSX”), the Fair Market Value of a Share shall be the volume-weighted average trading price of the Shares on the TSX for the five trading days immediately preceding the applicable calculation date. If the Company’s Shares are not then traded on the TSX, but are traded on the Nasdaq Stock Market (“Nasdaq”) or on another nationally recognized Canadian or U.S. securities exchange, inter-dealer quotation system or over-the-counter market (an “Other Market”) (any of the TSX, Nasdaq or Other Market, a “Trading Market”), the Fair Market Value of a Share shall be the closing price or last sale price of a Share reported on the Nasdaq or Other Market, as elected by the Holder in its sole discretion, for the Business Day immediately before the date on which the Holder delivers this Warrant, together with its Notice of Exercise to the Company. If the Company’s Shares are not traded on a Trading Market, the Board of Directors of the Company shall determine the Fair Market Value of a Share in its reasonable good faith judgment.

1.4Delivery of Certificate and New Warrant. Within a reasonable time after the Holder exercises this Warrant in the manner set forth in Sections 1.1 or 1.2 above, the Company shall deliver to the Holder a certificate representing the Shares (or in the case of non-certificated Shares, other evidences of entitlement) issued to the Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss,

theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to the Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6Treatment of Warrant Upon Acquisition of the Company.

(a)Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the shareholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company shareholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the shareholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(b)Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities (as defined below) or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), then, subject to Section 1.6(c), either (i) the Holder shall exercise this Warrant pursuant to Sections 1.1 or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if the Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c)The Company shall provide the Holder with written notice of its request relating to the Cash/Public Acquisition (together with such reasonable information as the Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to the Holder not less than seven (7) Business Days prior to the closing of the proposed Cash/Public Acquisition. In the event the Company does not provide such notice, then if, immediately prior to closing of the Cash/Public Acquisition, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon such exercise to the Holder and the Holder shall be deemed to have restated each of the representations and warranties in Section 4 of this Warrant as of the date thereof.

(d)Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this

Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e)As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (A) (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the corresponding reporting requirements of the Securities Act (Ontario), and is then current in its filing of all required reports and other information under the U.S. Securities Act, the Exchange Act and/or the Securities Act, as applicable; or (ii) the issuer thereof is a “reporting issuer” as such term is defined in the Securities Act (Ontario); (B) the class and series of shares or other security of the issuer that would be received by the Holder in connection with the Acquisition were the Holder to exercise this Warrant on or prior to the closing thereof is then traded on a Trading Market; and (C) following the closing of such Acquisition, the Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Holder in such Acquisition were the Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under U.S. or Canadian federal, provincial or state securities laws, rules or regulations, or (y) is included in a lock-up or standstill agreement that does not extend beyond six (6) months from the closing of such Acquisition.

SECTION 2.ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1Share Dividends, Share Splits, Share Consolidations, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in Common Shares or other securities or property (other than cash) (which, for avoidance of doubt, shall not include any Shares issued by the Company upon the prior exercise of a portion of this Warrant), then upon exercise of this Warrant, for each Share acquired, the Holder shall receive, without additional cost to the Holder, the total number and kind of securities and property which the Holder would have received had the Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that the Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

2.3Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than an Acquisition which is subject to the provisions of Section 1.6) in which the Company’s Shares are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the board of directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

2.4No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying the Holder in cash the amount computed by multiplying the fractional interest by (i) the Fair Market Value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.5Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price and/or number of Shares, the Company, at the Company’s expense, shall notify the Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price and/or number of Shares and the facts upon which such adjustment is based. The Company shall, upon written request from the Holder, furnish the Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price and number of Shares in effect upon the date of such adjustment.

SECTION 3.REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable U.S. and/or Canadian federal, provincial and state securities laws. The Company covenants that it shall at all times keep available, and reserve if necessary under applicable law, out of its authorized and unissued share capital such number of common shares as will be sufficient to permit the exercise in full of this Warrant into Shares of the Class.

(b)The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares. There is sufficient authorized capital for the issuance of all Common Shares issuable on exercise of all outstanding convertible securities of the Corporation.

3.2Notice of Certain Events. If the Company proposes at any time to:

(a)declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, shares, or other securities and whether or not a regular cash dividend;

(b)offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s share capital (other than pursuant to contractual preemptive rights);

(c)effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or

(d)effect an Acquisition or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give the Holder:

(1)at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and

(2)in the case of the matters referred to in (c) and (d) above, at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).

Reference is made to Section 1.6(c) whereby this Warrant may be deemed to be exercised pursuant to Section 1.2 hereof if the Company does not give written notice to the Holder of a Cash/Public Acquisition as required by the terms hereof. Company will also provide information requested by the Holder that is reasonably necessary to enable the Holder to comply with the Holder’s accounting or reporting requirements.

SECTION 4.REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by the Holder are being acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the U.S. Securities Act or the Securities Act (Ontario). The Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2Disclosure of Information. The Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4Accredited Investor Status. The Holder is, as of the date hereof, and will be, as of the Issue Date, an “accredited investor”, as such term is defined in NI 45-106 – Prospectus Exemptions (“NI 45-106”) or Section 73.3 of the Securities Act (Ontario), as applicable, by virtue of paragraph (m) thereof.

4.5Registration Exemptions. The Holder understands that this Warrant and the Shares issued upon exercise of this Warrant have not been and will not be registered under the U.S. Securities Act or with the securities commission of any state by reason of their issuance in a transaction that is or will be exempt from the registration requirements of the U.S. Securities Act pursuant to Regulation S thereunder, nor have they been qualified by a prospectus under the laws of any province or territory of Canada and, accordingly, are subject to resale restrictions and may not be offered or sold except pursuant to an effective registration statement under the U.S. Securities Act or a receipted final prospectus under provincial or territorial laws unless offered or sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act or the prospectus or other requirements of the laws of the applicable province or territory and in accordance with applicable state, provincial and territorial securities laws. In addition, the Holder represents that it is familiar with Rule 144 and Regulation S (“Regulation S”) promulgated pursuant to the U.S. Securities Act and understands the resale limitations imposed hereby and by the U.S. Securities Act.

4.6Holder not a Shareholder. Nothing in this Warrant nor the holding of a Warrant evidenced by hereby or otherwise shall be construed as conferring upon a Holder any right or interest whatsoever as a shareholder of the Company.

SECTION 5.MISCELLANEOUS.

5.1Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM (Eastern time), on the Expiration Date and shall thereafter expire and terminate.

5.2Legends. Each certificate evidencing Shares (or, in the case of non-certificated Shares, other evidences of entitlement) issued on exercise hereof shall be imprinted with legends in substantially the following forms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 29, 2023.

In addition, the Shares issuable upon exercise hereof may be required to bear a U.S. securities law legend in the event the Company no longer qualifies as a “foreign private issuer” (within the meaning of U.S. securities laws) at the time of exercise of this Warrant.

5.3Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable U.S. and Canadian federal, provincial and state securities laws by the transferor and the transferee (including, without limitation, the delivery of legal opinions and/or other evidence reasonably satisfactory to the Company, as reasonably requested by the Company, to the effect that such transfer or assignment is permitted under applicable securities laws). The Company shall not require the Holder to provide an opinion of counsel if the transfer is to an affiliate of the Holder, provided that any such transferee is an “accredited investor” as defined in NI 45-106 or Section 73.3 of the Securities Act (Ontario). Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Regulation S for any such transfer.

5.4Transfer Procedure. Greybrook may transfer all or part of this Warrant to one or more of Greybrook’s affiliates (each, a “Greybrook Affiliate”), by execution of an Assignment substantially in the form of Appendix 2. Upon providing the Company with written notice, Greybrook, any such Greybrook Affiliate and any subsequent Holder, may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to any other transferee, provided, however, in connection with any such transfer, the Greybrook Affiliate(s) or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and the Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and the Holder, if applicable).

5.5Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first (1st) Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Greybrook Health Inc.
890 Yonge Street, 7th Floor
Toronto, Ontario M4W 3P4
Attn: Sasha Cucuz, Director
Email: [***]

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor
Toronto, Ontario M4W 3P4
Attn: Erns Loubser, Chief Financial Officer
Email: [***]

5.6Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8Counterparts; Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9Governing Law; Jurisdiction and Venue. This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the courts of the City of Toronto, Ontario in connection with any action or proceeding arising out of or relating to this Warrant. The Company and the Holder hereby agree that any breach of any term or condition of this Warrant shall be deemed to be a breach occurring in the Province of Ontario by virtue of a failure to perform an act required to be performed in the Province of Ontario and irrevocably and expressly agree to submit to the jurisdiction of the courts of the City of Toronto, Ontario for the purpose of resolving any disputes relating to this Warrant or the transactions contemplated hereby. The Company and the Holder irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant, or any judgment entered by any court in respect hereof brought in the City of Toronto, Ontario, and further irrevocably waive any claim that any suit, action or proceeding brought in the City of Toronto, Ontario has been brought in an inconvenient forum. The Company and the Holder hereby consent to process being served in any such suit, action or proceeding, by mailing a copy thereof to the address in effect for notices under Section 5.5 and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5.9 shall affect or limit any right to serve process in any other manner permitted by law.

5.10Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11Business Days. “Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the City of Toronto, Ontario are required or permitted to be closed.

5.12Public Disclosure. The Company acknowledges that it may be required to file a copy of this Warrant with the U.S. Securities and Exchange Commission (“SEC”) and the System for Electronic Document Analysis and Retrieval (“SEDAR”) in order to comply with any of its obligations under U.S. and Canadian securities laws, respectively, if and when applicable to the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

GREENBROOK TMS INC.

By:	/s/ Bill Leonard
	Name:	Bill Leonard
	Title:	President and Chief
Executive Officer

GREENBROOK HEALTH INC.

By:	/s/ Sasha Cucuz
	Name:	Sasha Cucuz
	Title:	Chief Executive Officer

APPENDIX 1

NOTICE OF EXERCISE

1.The undersigned Holder hereby exercises its right to purchase ______________Common Shares of Greenbrook TMS Inc. (the “Company”) in accordance with the attached Warrant to Purchase Common Shares, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ]	cheque in the amount of US$ ________ payable to order of the Company enclosed herewith

[    ]Wire transfer of immediately available funds to the Company’s account

[    ]Cashless Exercise pursuant to Section 1.2 of the Warrant

[    ]Other [Describe]

2.Please issue a certificate or certificates representing the Common Shares in the name specified below:

Holder’s Name

(Address)

3.By its execution below and for the benefit of the Company, the Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Common Shares as of the date hereof.

[HOLDER]

By:
Name:
Title:
Date:

APPENDIX 2

ASSIGNMENT

For value received, Greybrook Health Inc. hereby sells, assigns and transfers unto

Name:	[GREYBROOK TRANSFEREE]
Address:
Tax ID:	]

that certain Warrant to Purchase Common Shares issued by Greenbrook TMS Inc. (the “Company”), on

[DATE] (the “Warrant”) together with all rights, title and interest therein.

GREYBROOK HEALTH INC.

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company, [GREYBROOK TRANSFEREE] makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[GREYBROOK TRANSFEREE]

By:
Name:
Title: